Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statements Nos. 333-179545, 333-184621, 333-200777, 333-214952 and 333-226359 of Alkermes plc of our report dated February 13, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alkermes plc’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 29, 2020